SCHEDULE 14A (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
 of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant      ☐

Check the appropriate box

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

VAXGEN, INC.
 (Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (check the appropriate box):
☑       No fee required.
☐       Fee computed on table below per Exchange Act Rules 14a-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INVESTOR CONTACT:
James Panek
VaxGen, Inc.
650.624.1000
JPanek@VaxGen.com

ISS/Risk Metrics Group and Glass Lewis Recommend VaxGen Stockholders Vote “For”
Proposed Merger with OXiGENE

South San Francisco, CA January 21, 2010 -- VaxGen, Inc. (NASDAQ: VXGN.OB), announced today that Institutional Shareholder Services/Risk Metrics Group (ISS) and Glass, Lewis & Co. (Glass Lewis), two leading independent proxy advisory firms, recommend that VaxGen stockholders vote "FOR" the proposed merger of VaxGen, Inc. and OXiGENE, Inc. and “FOR” the Proposal to adjourn the VaxGen special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the first proposal.

“We are pleased that both ISS and Glass Lewis, having thoroughly evaluated the proposed merger, agree with the VaxGen and OXiGENE boards of directors in recommending that stockholders vote in favor of these proposals,” said James Panek, VaxGen President.  “We believe the merger with OXiGENE, which was carefully considered and unanimously approved by the VaxGen board of directors, provides the best alternative for our stockholders.”

Both ISS and Glass Lewis recommend that VaxGen stockholders vote to approve both proposals:

•
A vote FOR Proposal 1: To adopt the Agreement and Plan of Merger dated as of October 14, 2009 by and among OXiGENE, Inc., VaxGen. Inc., OXiGENE Merger Sub, Inc. and James Panek as the VaxGen stockholder representative, and the transactions contemplated thereby, including the merger;

•	A vote FOR Proposal 2: To adjourn the VaxGen special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the first proposal.

In coming to their recommendation, ISS concluded that: “…the merger consideration, when taking into account the escrow shares, provides a premium to stockholders.  The company’s strategic rationale appears reasonable: the merger consideration appears to offer a higher value than liquidation and the company’s cash position will provide funding for OXiGENE’s product candidates which are already in various clinical trial phases, offering stockholders the opportunity to participate in the future growth of the combined company.”1

1 Permission to use quotes neither sought nor received.

In concluding that the proposed transaction is favorable to current shareholders of VaxGen, Glass Lewis states in their report: “In addition, <VaxGen> shareholders will hold at least 20%, and as much as 28%, of an entity that is relatively more liquid than VaxGen…”

The VaxGen Board of Directors asks that stockholders carefully evaluate the information they have been provided, and encourages all stockholders, regardless of the number of shares they own, to vote “FOR” both proposals.

Stockholders are encouraged to vote their shares now so that their vote can be counted without delay.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!
NOT VOTING is the same as a NO VOTE

If you have any questions relating to the special stockholders meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors, The Altman Group, Toll-Free at 866-521-4427 between the hours of  9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

Important Additional Information Has Been Filed with the SEC

This communication may be deemed to be solicitation material regarding the proposed merger of VaxGen and OXiGENE. In connection with the proposed merger, OXiGENE has filed with the SEC a registration statement on Form S-4, which includes a joint proxy statement/prospectus of OXiGENE and VaxGen and other relevant materials in connection with the proposed transactions. Each of OXiGENE and VaxGen intend to file with the SEC other documents regarding the proposed transaction. THE FINAL JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN MAILED TO THE STOCKHOLDERS OF OXiGENE AND VAXGEN. STOCKHOLDERS OF OXiGENE AND VAXGEN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT OXiGENE, VAXGEN AND THE PROPOSED TRANSACTION.

The proxy statement/prospectus and other relevant materials, and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by VaxGen by directing a written request to VaxGen, Inc., 379 Oyster Point Boulevard, Suite 10, South San Francisco, CA 94080, Attention: Investor Relations and may obtain free copies of the documents filed with the SEC by OXiGENE by directing a written request to OXiGENE, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080, Attention: Investor Relations.

Participants in the Solicitation

VaxGen and OXiGENE and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of OXiGENE and VaxGen in connection with the proposed merger. Information about the executive officers and directors of OXiGENE and their ownership of OXiGENE common stock is set forth in OXiGENE’s annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 30, 2009 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 7, 2009. Information regarding VaxGen’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009 and the proxy statement for VaxGen’s 2008 annual meeting of stockholders, filed with the SEC on November 12, 2008. Certain directors and executive officers of VaxGen may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. If and to the extent that any of the OXiGENE or VaxGen participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the merger. Stockholders may obtain additional information regarding the direct and indirect interests of OXiGENE, VaxGen and their respective executive officers and directors in the Merger by reading the joint proxy statement/prospectus.

Safe Harbor for Forward-Looking Statements

Investors and stockholders of VaxGen are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, statements regarding, the likelihood and timing of satisfaction of any condition for release of milestone shares and the receipt of any additional shares in connection therewith and any range of per share values which stockholder could receive on a liquidation of VaxGen constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of OXiGENE and VaxGen that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that VaxGen or OxiGENE are unable to settle VaxGen’s lease liability for an amount that would cause a release of escrow shares, the U.S. government does not issue a procurement contract for rPA within the two years following the date of the merger agreement, the conditions to the merger set forth in the Merger Agreement will not be satisfied and the transactions will not be consummated, uncertainties as to the timing of merger, uncertainties as to how many VaxGen stockholders will vote in favor of the Merger, changes in VaxGen’s or OXiGENE’s business during the period between the date hereof and the closing that could cause a condition to closing not to be satisfied, adverse reactions to the proposed transaction by stockholders of VaxGen or OXiGENE or others, and risks associated with litigation, as well as other factors detailed in VaxGen’s filings with the SEC, including VaxGen’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent SEC filings.

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